VIEMED HEALTHCARE ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS

Lafayette, Louisiana (May 5, 2026) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), a national provider of technology-enabled, home-based healthcare solutions and chronic disease management, announced today that it has reported its financial results for the three months ended March 31, 2026, and updated guidance for the full year ending December 31, 2026.

Operational highlights (all dollar amounts are USD):

•Net revenues for the quarter ended March 31, 2026 were $75.4 million, representing an increase of $16.3 million, or 28%, over net revenues reported for the comparable quarter ended March 31, 2025.

•Net income attributable to Viemed for the quarter ended March 31, 2026 totaled $2.6 million, or $0.06 per diluted share.

•Adjusted EBITDA for the quarter ended March 31, 2026 totaled $14.3 million, a 12% increase as compared to the quarter ended March 31, 2025. The prior year period benefited from a $2.7 million non-recurring gain on disposal of property and equipment related to the ventilator return program, which concluded during 2025.

•Net cash provided by operating activities totaled $8.1 million for the quarter and $57.1 million for the trailing twelve months ended March 31, 2026. Free cash flow totaled $2.6 million for the quarter and $36.3 million for the trailing twelve months ended March 31, 2026.

•During the first quarter of 2026, the Company repurchased and cancelled 150,000 common shares under its share repurchase program at a cost of $1.4 million (excluding taxes), representing an average buyback price of $9.29 per share.

•The Company's ventilator patient count totaled 12,089 as of March 31, 2026, an increase of 2% over March 31, 2025.

•The Company increased its PAP therapy patient count to 35,938 as of March 31, 2026, an increase of 57% over March 31, 2025, and a 4% sequential increase from December 31, 2025. The Company's sleep resupply patient count was 33,661 as of March 31, 2026, an increase of 47% over March 31, 2025, and an 8% sequential decrease from December 31, 2025.

•As of March 31, 2026, the Company maintained a cash balance of $9.8 million, and an overall working capital balance of $9.1 million. The Company repaid $3.2 million of its term loan during the quarter ended March 31, 2026. Long-term debt totaled $8.3 million and the Company had $46 million available under existing credit facilities.

Updated Full Year 2026 Guidance (all dollar amounts are USD):

The Company is updating its full-year 2026 guidance to reflect increased forecasting precision and favorable trends in new patient starts, which support a narrowing of the revenue range. The Company is also updating its net capital expenditure outlook to reflect the continued shift in revenue mix toward less capital-intensive service lines, which is producing a structurally lower level of capital intensity than originally anticipated. Adjusted EBITDA guidance is reaffirmed.

•Net revenue is now expected to be in the range of $312 million to $320 million, narrowed and raised from the prior range of $310 million to $320 million.

•Adjusted EBITDA is expected to be in the range of $65 million to $69 million.

•Net capital expenditures are now expected to be in the range of 9% to 10.5% of net revenue, updated from the prior range of 10% to 11.5%.

See “Use of Non-GAAP Financial Information and Financial Guidance” below for further information about non-GAAP financial measures and non-GAAP financial guidance.

Casey Hoyt, Viemed’s Chief Executive Officer, commented, "The first quarter showed clearly that the work we have put into diversifying and scaling this platform is paying off. Sleep and maternal health are growing rapidly, our ventilator business is showing the momentum we have been working toward, and the combination of strong revenue growth and a more capital-efficient business mix is producing free cash flow results that look fundamentally different than they did a year ago. We believe that trajectory will become an increasingly important part of how investors understand and value Viemed. We are executing the plan we communicated, the forward indicators across the business are pointing in the right direction, and we enter the second quarter with real confidence in where this year is headed."

Conference Call Details

The Company will host a conference call to discuss its first quarter results, as well as its 2026 guidance, on Wednesday, May 6, 2026, at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1 201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=MWjE55eM

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of home medical equipment and post-acute healthcare services in the United States, with a focus on respiratory, chronic care, and women’s health products and services. Viemed’s model emphasizes efficient, high-quality care delivered in the home through a combination of high-touch clinical support and technology-enabled services, including therapy, education, and counseling provided by our clinical practitioners. For more information, visit our website at www.viemed.com.

For further information, please contact:

Investor Relations
ir@viemed.com

Trae Fitzgerald
Chief Financial Officer
337-504-3802

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue, Adjusted EBITDA and capital expenditures guidance for 2026 and capital allocation priorities, including share repurchases and free cash flow generation, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; changes in U.S. trade policies and retaliatory responses from other countries, including tariffs; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns; and the use of artificial intelligence technologies; as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release includes references to financial measures that are calculated and presented using methodologies other than those in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow. Any non-GAAP financial measures presented herein are intended to supplement, and not to be considered superior to or as a substitute for, the Company’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures exclude significant expense and income items required by GAAP, and are subject to inherent limitations, including the exercise of judgment by management regarding which items to exclude or include. Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At March 31, 2026	At December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$9,762	$13,501
Accounts receivable, net	31,179	25,586
Inventory	5,183	5,047
Income tax receivable	—	227
Prepaid expenses and other assets	3,687	4,132
Total current assets	$49,811	$48,493
Long-term assets
Property and equipment, net	76,007	78,775
Operating lease right-of-use assets	3,301	3,580
Equity investments	2,794	2,794
Deferred tax asset	5,289	5,289
Identifiable intangibles, net	1,221	1,285
Goodwill	58,938	58,938
Total long-term assets	$147,550	$150,661
TOTAL ASSETS	$197,361	$199,154

LIABILITIES
Current liabilities
Trade payables	$8,575	$7,333
Deferred revenue	7,479	7,520
Income taxes payable	1,038	—
Accrued liabilities	21,542	23,910
Operating lease liabilities, current portion	1,201	1,203
Current portion of long-term debt	871	1,090
Total current liabilities	$40,706	$41,056
Long-term liabilities
Accrued liabilities	494	922
Operating lease liabilities, less current portion	2,031	2,364
Long-term debt	8,334	11,291
Total long-term liabilities	$10,859	$14,577
TOTAL LIABILITIES	$51,565	$55,633

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,533,586 and 38,019,082 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	20,811	16,912
Additional paid-in capital	17,579	21,742
Retained Earnings	105,473	102,891
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$143,863	$141,545
Noncontrolling interest in subsidiary	1,933	1,976
TOTAL SHAREHOLDERS' EQUITY	$145,796	$143,521
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$197,361	$199,154

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$75,414	$59,129

Cost of revenue	32,587	25,850

Gross profit	$42,827	$33,279

Operating expenses
Selling, general and administrative	34,792	28,425
Research and development	579	797
Stock-based compensation	2,451	2,311
Depreciation and amortization	388	348
Loss (gain) on disposal of property and equipment	356	(2,368)
Other income, net	(35)	(75)
Income from operations	$4,296	$3,841

Non-operating income and expenses
Interest expense, net	305	179

Net income before taxes	3,991	3,662
Provision for income taxes	1,278	952
Net income	$2,713	$2,710
Net income attributable to noncontrolling interest	131	85
Net income attributable to Viemed Healthcare, Inc.	$2,582	$2,625

Net income per share
Basic	$0.07	$0.07
Diluted	$0.06	$0.06

Weighted average number of common shares outstanding:
Basic	38,428,588	39,426,753
Diluted	40,491,298	41,627,876

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$2,713	$2,710
Adjustments for:
Depreciation and amortization	7,621	6,613
Stock-based compensation expense	2,451	2,311
Loss (gain) on disposal of property and equipment	356	(2,368)
Amortization of deferred financing costs	66	35
Changes in working capital:
Accounts receivable, net	(5,593)	(1,878)
Inventory	(136)	(190)
Prepaid expenses and other assets	389	(601)
Trade payables	1,582	1,176
Deferred revenue	(41)	101
Accrued liabilities	(2,602)	(3,050)
Income tax payable/receivable	1,265	(2,005)
Net cash provided by operating activities	$8,071	$2,854

Cash flows from investing activities
Purchase of property and equipment	(6,712)	(15,483)
Proceeds from sale of property and equipment	1,227	6,953
Net cash used in investing activities	$(5,485)	$(8,530)

Cash flows from financing activities
Proceeds from exercise of options	526	11
Principal payments on term notes	(3,242)	(113)
Shares redeemed to pay income tax	(1,996)	(1,584)
Payments for share repurchase programs	(1,439)	—
Repayments of finance lease liabilities	—	(18)
Distributions to non-controlling interest	(174)	—
Net cash used in financing activities	$(6,325)	$(1,704)

Net decrease in cash and cash equivalents	(3,739)	(7,380)
Cash and cash equivalents at beginning of year	13,501	17,540
Cash and cash equivalents at end of period	$9,762	$10,160

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$226	$125
Cash paid during the period for income taxes, net of refunds	$14	$2,957

Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$2,881	$3,625
Equipment sales receivable at end of period	$—	$3,832

Reconciliation from GAAP Net Income to Non-GAAP Adjusted EBITDA

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income attributable to Viemed Healthcare, Inc., including depreciation and amortization of capitalized assets, net interest expense, stock based compensation, transaction costs, impairment of assets, and taxes.

The following unaudited table is a reconciliation of net income attributable to Viemed Healthcare, Inc., the most directly comparable GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

(Expressed in thousands of U.S. Dollars)

For the quarter ended	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net Income attributable to Viemed Healthcare, Inc.	$2,582	$5,639	$3,513	$3,157	$2,625	$4,316	$3,878	$1,468
Add back:
Depreciation & amortization	7,621	7,570	7,539	6,891	6,613	6,366	6,408	6,309
Interest expense, net	305	364	507	132	179	147	225	254
Stock-based compensation(a)	2,451	2,300	2,180	2,341	2,311	1,521	1,712	1,620
Transaction costs(b)	74	139	847	53	85	11	12	221
Impairment of assets(c)	—	—	—	—	—	—	125	2,173
Income tax expense	1,278	2,191	1,535	1,713	952	1,881	1,594	768
Adjusted EBITDA	$14,311	$18,203	$16,121	$14,287	$12,765	$14,242	$13,954	$12,813

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

This press release refers to “free cash flow” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by GAAP. Free cash flow is defined as net cash provided by operating activities less net capital expenditures (“Net CAPEX”). Net CAPEX is calculated as purchases of property and equipment minus proceeds from the sale of property and equipment. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

The Company presents free cash flow for the current quarter and trailing twelve months (TTM) as a supplemental liquidity measure. Management believes free cash flow provides investors with useful insight into the Company’s ability to generate cash, fund growth initiatives, and return capital to shareholders.

The following table is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow, on a historical basis for the periods indicated:

(Expressed in thousands of U.S. Dollars; unaudited)

	TTM	For the quarter ended
	March 31, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net cash provided by operating activities	$57,133	$8,071	$18,441	$18,367	$12,254
Less:
Purchase of property and equipment	(31,214)	(6,712)	(8,737)	(7,636)	(8,129)
Proceeds from sale of property and equipment	10,425	1,227	1,125	1,671	6,402
Net CAPEX	(20,789)	(5,485)	(7,612)	(5,965)	(1,727)
Free cash flow	$36,344	$2,586	$10,829	$12,402	$10,527